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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-5978) of our report dated August 1, 1996, on our audits of the financial statements and financial statement schedule of Fabricated Products (a Division of Alumax Inc) as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
February 7, 1997